Schedule 13G

Exhibit 1

JOINT FILING AGREEMENT AMONG AEGIS FINANCIAL CORPORATION, AND SCOTT L. BARBEE

WHEREAS, in accordance with Rule 13d-1(k) under the Securities and Exchange Act of 1934 (the "Act"), only one joint statement and any amendments thereto need to be filed whenever one or more persons are required to file such a statement or any amendments thereto pursuant to Section 13(d) of the Act with respect to the same securities, provided that said persons agree in writing that such statement or amendments thereto is filed on behalf of each of them;

NOW, THEREFORE, the parties hereto agree as follows:

Aegis Financial Corporation, AND SCOTT L. BARBEE hereby agree, in accordance with Rule 13d-1(k) under the Act, to file a statement on Schedule 13G relating to their ownership of Common Stock of the Issuer and do hereby further agree that said statement shall be filed on behalf of each of them.

Aegis Financial Corporation

Date: February 14, 2011	By:	/s/ Scott L. Barbee
	Name:	Scott L. Barbee
	Title:	Managing Director

Scott L. Barbee

Date: February 14, 2011	By:	/s/ Scott L. Barbee
	Name:	Scott L. Barbee